Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL  33607  *  (813) 283-7000   *   (813) 283-7001

NEWS RELEASE

CONTACTS:	Kim Francis
Checkers Drive-In Restaurants, Inc.
Phone: 813-283-7078
francisk@checkers.com

Checkers®/Rally’s® Expands Its Official Sponsorship of NASCAR® in 2006
Company Drives Forward by  Extending Double Drive-Thru Challenge Cup Series
Contingency Program to Include Busch and Truck Series

CHARLOTTE, NC – January 25, 2006 – Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation’s largest chain of double drive-thru restaurants and the Official Drive-Thru Restaurant of NASCAR®, today announced that it is expanding its popular Double Drive-Thru Challenge Contingency program from the NEXTEL Cup Series to include the Busch and Craftsman Truck Series as well.

During the 2005 season, Checkers®/Rally’s® awarded $10,000 to the NEXTEL Cup team that finished with the best pit road performance each week, and awarded $100,000 to the team that recorded the most Double Drive-Thru Challenge wins throughout the season. Now, Checkers/Rally’s is bringing that same pit performance excitement to the Busch Series and Craftsman Truck Series.

The announcement was made today at the Penske Racing facilities in Mooresville, North Carolina, during The NASCAR Nextel Media Tour hosted by Lowe’s Motor Speedway.

“Checkers/Rally’s Double Drive-Thru Challenge Contingency program focuses on the brand synergies between our double drive-thru restaurants and NASCAR. We’re both about speed, performance, leadership and teamwork, so our contingency program recognizes and rewards these qualities that make a successful racing team,” said David Crawford, Director of Marketing, Checkers Drive-In Restaurants, Inc. “Last season, Penske Racing exemplified these qualities among their drivers and their pit crews, resulting in a first and second place finish in the Double Drive-Thru Challenge (the No. 12 team with Ryan Newman and the No. 2 team with Rusty Wallace respectively).”

“These same qualities exist in the Busch and Craftsman Truck Series as well,” continued Crawford, “and we’re proud to now recognize and reward their accomplishments each week during the 2006 season.”

The weekly contest proved to be extremely popular and motivational to the participating pit crew teams because Checkers/Rally’s contingency program focuses on team performance, rather than the performance of the individual driver.

“The pit crew is truly the backbone of the team on race day,” said Ryan Newman. “Checkers/Rally’s recognizes and honors what a tireless, and often times thankless job, the crew guys have all season. It’s nice to see them rewarded for what they do, and its exciting to see that recognition now offered to the best pit crews in the Busch and Craftsman Truck Series.”

Checkers/Rally’s Double Drive-Thru Challenge focuses on the team element of the race that is integral to successful performances each week. To win, teams were required to finish on the lead lap while spending the least amount of time in pit lane.

For details on the Checkers/Rally’s Double Drive-Thru Challenge, visit www.checkers.com/nascar/index.html. The multi-year NASCAR and International Speedway Corporation sponsorships are contracted through Checkers/Rally’s NPF, Inc.

About Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc. (http://www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, owns, operates and franchises quick-service Checkers and Rally’s double drive-thru restaurants. In 2005, Checkers/Rally’s was awarded two of the industry’s most coveted recognitions: Best Drive-Thru in America 2005 in the QSR Drive-Thru Study for Rally’s, and Nation’s Restaurant News Hot! Again Award for Checkers’ sizzling business performance.  Checkers/Rally’s is the Official Burger and Drive-Thru Restaurant of NASCAR.

About NASCAR
The National Association for Stock Car Auto Racing (NASCAR) has a broad reach with 1,800 racing events in 36 states (as well as Canada and Mexico) at more than 110 tracks. Among major professional sports, NASCAR ranks number one in corporate involvement and per-event attendance, and number two in network television viewership with NASCAR sanctioned racing being broadcast in over 150 countries. The sanctioning body for stock car racing is headquartered in Daytona Beach, Fla., with offices in Charlotte, Concord, NC, Los Angeles, New York, Mexico City and Toronto.

Photo caption 1:
On December 2nd in NYC, Rich Turer (right), Vice President of Marketing, Checkers/Rally’s, presented the No. 12 Penske Racing Team’s driver Ryan Newman (left) and crew chief Matt Borland (center), with the Checkers®/Rally’s® grand prize of $100,000 for having the most Double Drive-Thru Challenge wins this NASCAR® Nextel Cup Series season.

Photo caption 2:
At the 2005 Cup Series Race in Las Vegas, Jason Wonderly, Sports Marketing Manager for Checkers/Rally’s, presented a check for $10,000 to Driver Rusty Wallace and his team for winning the Checkers/Rally’s Double Drive-Thru Challenge the previous week.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.